Exhibit 99.1

           LogicVision Reports Third Quarter 2004 Financial Results

                      Company's Results Exceed Guidance

    SAN JOSE, Calif., Oct. 26 /PRNewswire-FirstCall/ -- LogicVision, Inc. (Nasdaq: LGVN), a leading provider of embedded yield enhancement solutions for integrated circuits and systems, today announced financial results for the third quarter ended Sept. 30, 2004. Results were above the guidance the company provided on July 26, 2004.
    Revenues for the third quarter were $2.7 million, compared with $2.5 million in the second quarter of 2004.
    Net loss for the third quarter was $1.8 million, or a loss of $0.11 per share, an improvement over a net loss of $2.1 million, or a loss of $0.13 per share, reported in the second quarter of 2004.
    Gross margins for the third quarter were 69 percent, compared with 64 percent for the second quarter. Higher licensing revenues, which earn the company's highest margins, contributed to the increase in gross margins.
    Operating expenses were $3.7 million, compared with $3.8 million in the second quarter of 2004. General and administrative costs continued to decline during the third quarter, offsetting the planned increase in research and development and selling and marketing expenses.
    At Sept. 30, 2004, LogicVision had $27.7 million in cash and cash equivalents, short-term investments and marketable securities, with no outstanding bank debt.
    LogicVision exited the third quarter with a backlog of $18.2 million, including $8.3 million of deferred revenues, compared with a backlog of $18.4 million, including $8.1 million of deferred revenues at the end of the prior quarter.
    "We were very pleased to have exceeded our third quarter guidance. Revenues were the second highest in the last eight quarters and our backlog going into the fourth quarter is strong at $18.2 million," said Jim Healy, president and CEO of LogicVision.
    "As previously discussed, we signed a definitive agreement to acquire SiVerion, Inc., which we believe will significantly broaden our yield-learning solution and accelerate time-to-yield for advanced designs and processes. We expect to close this acquisition by early November."

    Guidance for the Fourth Quarter of 2004

    -- Revenues for Q4 are expected to be in excess of $2.4 million.
    -- Net loss for Q4 is expected to be in the range of $2.5 million to $2.8 million, or a loss of $0.14 to a loss of $0.16 per share. As previously stated, the company expects operating expenses to increase as it invests in the business to improve its product and increase customer adoption, as well as to absorb the business operations of its recently announced acquisition of SiVerion, Inc.
    -- Cash and cash equivalents, short-term investments and marketable securities are expected to be approximately $25.0 million at the end of Q4. The decline in cash is expected to result from the quarterly operating loss, plus contractual payments for consulting and software services to facilitate the automation and enhancement of our product offering, along with payments made for the SiVerion acquisition, offset by expected bank borrowings of approximately $4 million.

    Conference Call
    LogicVision will broadcast its conference call discussion of third quarter 2004 financial results on Tuesday, Oct. 26, 2004 at 2 p.m. Pacific time. To listen to the call, please dial 773-756-4600, pass code: "LogicVision." A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial 402-280-9984. The LogicVision financial results conference call will be available via a live web cast on the investor relations section of the company's web site at http://www.logicvision.com . An archived web cast of the call will be available at http://www.logicvision.com for one year.

    About LogicVision, Inc.
    LogicVision provides proprietary technology that enhances yield in the manufacturing of complex semiconductors. LogicVision's embedded yield enhancement solution allows integrated circuit designers to embed test functionality that is used both during semiconductor production and throughout the useful life of the chip. Through use of these LogicVision "eyes" in the die, customers can enhance their product yield, maximize quality, lower test costs and speed time to market. More information is available at www.logicvision.com.

    FORWARD-LOOKING STATEMENTS
    Except for the historical information contained herein, the matters set forth in this press release, including statements as to the Company's outlook and continuing progress, including expected contractual payments, expected bank borrowings, expectations regarding customer adoption, the features, benefits and enhancements of the Company's products, expected benefits and timing of the closing of the SiVerion acquisition, and the Company's expected financial results and condition, including revenues, net loss and cash and cash equivalents, short-term investments and marketable securities, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the possibility that orders could be cancelled or not renewed, the ability of the Company to negotiate and sign customer agreements and obtain purchase orders, trends in capital spending in the semiconductor industry, the timing and nature of customer orders, the impact of competitive products and alternative technological advances, satisfaction of certain conditions to closing of the proposed acquisition of SiVerion (including without limitation the approval of SiVerion stockholders), and the ability to close the acquisition and integrate SiVerion following the acquisition, and other risks detailed in LogicVision's Form 10-K for the year ended December 31, 2003, and Form 10-Q for the quarter ended June 30, 2004, and from time to time in LogicVision's SEC reports. These forward-looking statements speak only as of the date hereof. LogicVision disclaims any obligation to update these forward-looking statements.

    NOTE: LogicVision, Embedded Test and LogicVision logos are trademarks or registered trademarks of LogicVision Inc. in the United States and other countries. All other trademarks and service marks are the property of their respective owners.


                               LOGICVISION, INC
                           STATEMENTS OF OPERATIONS
                   (in thousands, except per share amounts)
                                 (Unaudited)

                                  Three Months Ended     Nine Months Ended
                                    September 30,         September 30,
                                 2004          2003        2004       2003
    Revenues:
     License Revenue           $1,662         $466      $4,111     $2,046
     Service Revenue              962          950       2,977      3,115
     Product Revenue               69           65         278        129
      Total revenues            2,693        1,481       7,366      5,290

    Cost of revenues:
     License Revenue               42           58         136        144
     Service Revenue              691          524       1,977      2,013
     Product Revenue               99           32         266         53
      Total cost of revenues      832          614       2,379      2,210
    Gross profit                1,861          867       4,987      3,080

    Operating expenses:
     Research and development   1,220        1,089       3,659      3,526
     Sales and marketing        1,530        2,149       4,368      7,118
     General and
      administrative              980        1,082       3,366      3,167
     Total operating expenses   3,730        4,320      11,393     13,811

    Loss from operations      (1,869)      (3,453)     (6,406)   (10,731)
    Interest and other income     106          152         324        523

    Loss before provision
     for income taxes         (1,763)      (3,301)     (6,082)   (10,208)
    Provision for income
     taxes                          4           41          36        123

    Net loss                 $(1,767)     $(3,342)    $(6,118)  $(10,331)

    Net loss per common
     share, basic and
     diluted                  $(0.11)      $(0.21)     $(0.38)    $(0.67)
    Weighted average number
     of shares outstanding,
     basic and diluted         16,065       15,618      15,990     15,435


                                BALANCE SHEETS
                   (in thousands, except per share amounts)
                                 (Unaudited)

                                                  September 30,  December 31,
                                                      2004           2003

                             ASSETS
    Current Assets:
     Cash and cash equivalents                        $7,539        $15,475
     Short-term investments                           12,818          3,782
     Accounts receivable, net                          2,560          2,756
     Prepaid expenses and other current assets         1,321          1,251
      Total current assets                            24,238         23,264
    Property and equipment, net                          986            922
    Marketable securities                              7,365         11,801
    Other long-term assets, net                        2,007            508
      Total assets                                   $34,596        $36,495

    Total cash and cash equivalents, short-term
    investments and marketable securities            $27,722        $31,058

              LIABILITIES AND STOCKHOLDERS' EQUITY
    Current Liabilities:
     Accounts payable                                 $2,360           $754
     Accrued liabilities                               2,238          1,389
     Deferred revenue                                  5,496          5,482
      Total current liabilities                       10,094          7,625
    Deferred revenue                                   2,818          1,719
      Total liabilities                               12,912          9,344

    Stockholders' Equity:
     Common stock                                          2              2
     Additional paid-in capital                       98,315         97,759
     Deferred stock-based compensation                  (10)          (132)
     Accumulated other comprehensive income              108            135
     Accumulated deficit                            (76,731)       (70,613)
      Total stockholders' equity                      21,684         27,151
      Total liabilities and stockholders'
       equity                                        $34,596        $36,495

SOURCE  LogicVision, Inc.
    -0-                             10/26/2004
    /CONTACT: Bruce M. Jaffe, Vice President & CFO of LogicVision, +1-408-453-0146, or InvestorRelations@logicvision.com; or Christina Carrabino, +1-650-470-0200, or Christina@stapleton.com, for LogicVision/
    /Web site:  http://www.logicvision.com /
    (LGVN)

CO:  LogicVision, Inc.
ST:  California
IN:  CPR SEM
SU:  ERN CCA ERP